                                                                   Exhibit 3-262
--------------------------------------------------------------------------------

      FEDERAL IDENTIFICATION                   FEDERAL IDENTIFICATION
       No. 04-3238894                          No. 04-3335622
      -----------------------                  --------------------------
      (Senior Source, Inc.)                    (Senior Source Acquisition Corp.)

                       The Commonwealth of Massachusetts

                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF *MERGER
                    (General Laws, Chapter 156B, Section 78)

     *merger of                            Senior Source, Inc.

                                           -------------------------------------

                                           and

                                           -------------------------------------

                                           Senior Source Acquisition Corp.

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                            the constituent corporations, into

                                           -------------------------------------

                                           Senior Source, Inc.

                                           -------------------------------------

                                          /*one of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows

1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3.   (For a merger)

**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger

Article V is deleted in its entirety and Article VI is amended to read in its entirety as set forth on the continuation sheet attached hereto.

* Delete the inapplicable word.      ** if there are no provisions state "Name".

Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

                               Articles of Merger
                               ------------------

                               Senior Source, Inc.
                               -------------------

                               Continuation Sheet
                               ------------------


ARTICLE VI   (i)   The Board of Directors shall have the power to amend the
                   By-Laws of the corporation in the manner provided in such By-Laws.

             (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

             (iii) The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

             (iv) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law,
                   (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

     (a) The street address of the *surviving corporation in Massachusetts is: (post office boxes are not acceptable) 400 Centre Street Newton, Massachusetts 02158

     (b) The name, residential address, and post office address of each director and officer of the *surviving corporation is:

                           NAME                          RESIDENTIAL ADDRESS              POST OFFICE ADDRESS
President:                 Susan S. Bailis               70 Leicester Road                400 Centre Street
                                                         Belmont, MA 02178                Newton, MA 02158
Treasurer:                 Stephen R. Baker              3508 Belmar Boulevard            411 Hackensack Avenue
                                                         Neptune, NJ 07753                Hackensack, NJ 07501
Clerk:                     Bradford C. Burkett           534 Forest Avenue                411 Hackensack Avenue
                                                         New Rochelle, NY 10804           Hackensack, NJ 07501
Directors:                 Moshael J. Straus             140 South Woodland Street        411 Hackensack Avenue
                                                         Englewood, NJ 07631              Hackensack, NJ 07501
                           Daniel E. Straus              351 Hillcrest Road               411 Hackensack Avenue
                                                         Englewood, NJ 07631              Hackensack, NJ 07501
                           Alan D. Solomont              220 Ridgeway Road                400 Centre Street
                                                         Weston. MA 02193                 Newton, MA 02158


     (c) The fiscal year (i.e. tax year) of the *surviving corporation shall end on the last day of the month of: December

     (d) The name and business address of the resident agent, if any of the *surviving corporation' is: Alan S. Goldberg, Esq., 400 Atlantic Avenue, Boston, MA 02110

     The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

     /s/ Alan D. Solomont
     ---------------------------------, President/
     Alan D. Solomont

     /s/ Alan D. Solomont
     ---------------------------------, Assistant Clerk
     Alan D. Solomont

     of Senior Source, Inc.
     ---------------------------------------------------------------------------
                         (Name of constituent corporation)

     /s/ Bradford C. Burkett
     ---------------------------------, Vice President

     Bradford C. Burkett
     ---------------------------------, Clerk/

     Bradford C. Burkett

     of Senior Source Acquisition Corp.
     ---------------------------------------------------------------------------
                        (Name of constituent corporation)

* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                           ARTICLES OF *MERGER
                    (General Laws, Chapter 156B, Section 78)
                    ========================================
I hereby approve the within Articles of *Merger and, the filing fee in the amount of $ 250.00, having been paid, said articles are deemed to have been filed with me this 11th day of November, 1996.

Effective date: _________________


                           /s/ William Francis Galvin
                           --------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                                                               [graphic omitted]

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Goulston & Storrs, A Professional Corporation

--------------------------------------------
400 Atlantic Avenue

Boston, MA 02110
--------------------------------------------
Attn: Eleanor Coleman

--------------------------------------------
Telephone: 617-482-1776

                                                                              D


                       The Commonwealth of Massachusetts
                        Office of the Secretary of State
                         Michael J. Connolly, Secretary
             One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                             (Under G.I. Ch. 1568)

                                   ARTICLE I
                        The name of the corporation is:

                              Senior Source, Inc.


                                   ARTICLE II
The purpose of the corporation is to engage in the following business activities:

To develop a membership program to provide an array of services to senior citizens in their homes and generally to address the needs of senior citizens; and

To engage in and carry on any other business activities permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws, as from time to time amended, whether or not such activities are related to those referred to in the preceding paragraph

Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III


The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:


         WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------------------------
      TYPE       NUMBER OF SHARES               TYPE          NUMBER OF SHARES    PAR VALUE
---------------------------------------------------------------------------------------------------
COMMON:                                         COMMON        200,000              $1.00
PREFERRED:                                      PREFERRED:
---------------------------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights of privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

None.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

See attachment.


                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See attachment.

Note: The Preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriates Articles of Amendment.

GSCOLBMA: 5707


                                   ATTACHMENT
                                   ----------

                                       to
                                       --

                            ARTICLES OF ORGANIZATION
                            ------------------------

                                       of
                                       --

                              SENIOR SOURCE, INC.
                              -------------------


ARTICLE V During any period that the corporation is an "S corporation", as defined by Section 136l(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), no share of stock (or any beneficial interest therein) shall be issued or transferred to or held by any stockholder (a "Disqualifying Stockholder") which would cause a termination, under Section 1362(a) of the Code, of the corporation's election to be treated as an S corporation unless consented to in writing by stockholders holding more than one-half of the shares of stock of the corporation on the effective date of the proposed transfer. Absent such consent, the corporation shall have an ongoing option to purchase the shares in question at 90% of their fair market value on the date of purchase, which option shall automatically expire six (6) months following the date on which the corporation first became aware of the purported transfer to a Disqualifying Stockholder. For purposes hereof, the fair market value of the shares shall be determined by agreement of the corporation and the stockholder whose shares are to be purchased or, absent such agreement, by averaging the determination of fair market value reached by two professional appraisers, one chosen by the corporation and the other by such stockholder. In the event of any inconsistency between this provision and any written agreement with or among the stockholders of the corporation, the latter shall govern. Any references herein to any provisions of the Code shall include any successor provisions thereto.

ARTICLE VI           (i)   The Board of Directors shall have the power to amend
                           the By-Laws of the corporation in the manner provided in such By-Laws.

                     (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

                     (iii) The corporation may be a partner in any business
                           enterprise which the corporation would have the power to conduct by itself.

                     (iv) During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Code, no share of stock (or any beneficial interest therein) shall be issued or transferred to or held by any Disqualifying Stockholder as provided in Article V above.

                     (v) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VIII

OFFICERS                        RESIDENCE                 POST OFFICE ADDRESS
--------                        ---------                 -------------------
President:
Alan D. Solomont                220 Ridgeway Road         139 Main Street
                                Weston, MA 02193          Cambridge, MA 02142
Treasurer:
Susan S. Bailis                 70 Leicester Road         139 Main Street
                                Belmont, MA 02178         Cambridge, MA 02142
Clerk:
Thomas H. Grape                 25 Prospect Street        139 Main Street
                                W. Newton, MA 02165       Cambridge, MA 02142

DIRECTORS                       RESIDENCE                 POST OFFICE ADDRESS

Alan D. Solomont                220 Ridgeway Road         139 Main Street
                                Weston, MA 02193          Cambridge, MA 02142

Susan S. Bailis                 70 Leicester Road         139 Main Street
                                Belmont. MA 02178         Cambridge, MA 02142

Thomas H. Grape                 25 Prospect Street        139 Main Street
                                W. Newton, MA 02165       Cambridge, MA 02142

                                  ARTICLE VII


The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor


                                  ARTICLE VIII

a. The street address of the corporation IN MASSACITUSETTS is: (post office boxes are not acceptable)

     139 Main Street, Cambridge, MA 02142

b. The name, residence and post office address (if different) of the directors and officers of the corporation are:

               NAME                 RESIDENCE                   POST OFFICE ADDRESS
President:     See attachment

Treasurer:

Clerks:

Directors:


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: None


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organisation as incorporator(s) this 21st day of June 1994

/s/ Thomas H. Grape
------------------------
Thomas H. Grape
139 Main Street
Cambridge, MA 02142

Notes If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION12
                     =====================================

I hereby certify that, upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with and I hereby approve said articles, and the filing fee in the amount of $ 200 having been paid, said articles are deemed to have filed with me this 22nd day of June 1994

Effective date:

/s/ Michael J. Connolly
-------------------------
MICHAEL J. CONNOLLY
Secretary of State

                                                               [graphic omitted]

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT TO:

Eleanor M. Coleman
-----------------------------------------

Goulston & Storrs, P.C.
400 Atlantic Avenue

-----------------------------------------
Boston, MA 02110-3333

-----------------------------------------

Telephone: 617-482-1776

-----------------------------------------